Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated July 15, 2021 with respect to the audited consolidated financial statements of Building DreamStar Technology Inc. for the years ended December 31, 2020 and 2019.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 15, 2021